                                                                  Exhibit 10.8.3

                                    GUARANTY

                  GUARANTY, dated as of October 20, 2004 (as amended, modified or supplemented from time to time, this "Guaranty"), made by ARLINGTON TANKERS
LTD., a company incorporated in the Islands of Bermuda (the "Guarantor"), in favor of STENA BULK AB, a company incorporated in the Kingdom of Sweden (the
"Charterer").

                                    RECITALS

                  WHEREAS, CONCORD LTD., a company incorporated in Bermuda (the
"Owner") and the Charterer are entering into a Time Charter Party on the date hereof (as amended from time to time, the "Charter") pursuant to which the
Charterer will agree to time charter that certain motor tanker vessel called M/T
"Stena Concord" bearing Official Number 733744 registered in the name of the
Owner under Bermuda flag (the "Vessel");

                  WHEREAS, the Owner is a wholly-owned subsidiary of the
Guarantor; and

                  WHEREAS, the Guarantor will obtain benefits from the
chartering of the Vessel by the Owner and, accordingly, desires to execute this
Guaranty in order to induce the Charterer to enter into the Charter with the
Owner.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Guaranty. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely hereby guarantees to the Charterer the due and punctual payment of all obligations and liabilities owing by the Owner under the Charter and the due performance and compliance by the Owner with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the "Guaranteed Obligations"). In case of failure of the Owner punctually to pay any of the amounts necessary to satisfy the Guaranteed Obligations, the
Guarantor shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Owner. The
Guarantor also shall pay any and all expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Charterer in enforcing its rights under this Guaranty provided that the Charterer is successful in enforcing its rights hereunder.

                  Section 2. Unconditional Obligations. The obligation of the
Guarantor to guarantee the Guaranteed Obligations set forth in Section 1 above shall be absolute and unconditional irrespective of (i) any lack of enforceability against the Owner of the Guaranteed Obligations, (ii) a change of any term of the Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of the Charterer to

assert any claim or demand or to enforce any right or remedy against the
Guarantor or the Owner, (iv) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, (v) any invalidity, illegality or unenforceability in whole or in part of the Charter and (vi) any law, regulation or order of any jurisdiction affecting any term of the
Guaranteed Obligations or the Charterer's rights with respect thereto. The
Guarantor hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that the
Charterer exhaust any right or take any action against the Owner.
Notwithstanding anything in this Guaranty to the contrary, the Guarantor shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which the Owner is entitled other than those referred to in clause (v) of this Section 2.

                  Section 3. Nature of Guaranteed Obligations. (a) The Guarantor
hereby agrees that this Guaranty is a guaranty of payment and performance and not of collection only.

                  (b) Any and all payments by the Guarantor under the Guaranteed
Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law. If the Guarantor shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of the Charterer, to the extent the amount to be received from the Guarantor after such withholding is less than the amount that would have been received from the Owner, the Guarantor shall pay to the Charterer such additional amount as shall be necessary to enable the
Charterer to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.

                  Section 4. Insolvency. This Guaranty shall continue to be
effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Charterer upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Owner or the Guarantor, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to the Owner or the Guarantor or any substantial part of either person's respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guaranty or the
Charter.

                  Section 5. Representations and Warranties of the Guarantor.
The Guarantor hereby represents and warrants to the Charterer that this Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

                  Section 6. Waivers and Amendments; Non-Contractual Remedies;
Preservation of Remedies. This Guaranty may be amended, superseded, canceled, renewed or extended, and

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the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  Section 7. Governing Law. This Guaranty shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

                  Section 8. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the United States
Federal and New York State courts located in New York City for the purposes of enforcing this Guaranty. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

                  Section 9. Notices. All notices, requests, demands and other communications under this Guaranty must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

                  If to the Charterer:

                           Stena Bulk AB

                           Jan Sonesson
                           SE-405 19 Gothenburg
                           Sweden

                           Telephone No.: +46 31 85 50 13
                           Facsimile No.: +46 31 12 06 51

                  If to the Guarantor:

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                           Arlington Tankers Ltd.
                           1st Floor, The Hayward Building
                           22 Bermudiana Road
                           Hamilton, Bermuda HM11

                           Telephone No.:  441-292-7405
                           Facsimile No.:  441-292-4258

                  Section 10. Counterparts. This Guaranty may be executed by the parties hereto in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 11. Assignment; Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors, permitted assigns and legal representatives and shall inure to the benefit of the Charterer and its successors, permitted assigns and legal representatives. This Guaranty and any rights of either party hereunder, may not be assigned, directly or indirectly, without the prior written consent of the other party (which consent may be withheld at the sole discretion of such other party), provided that Charterer may assign its rights hereunder as security to its lenders. Any assignment in violation of this Section 11 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.

                  Section 12. No Third-Party Beneficiaries. Nothing in this
Guaranty will confer any rights or benefits upon any person or entity other than the Charterer and a successor or permitted assignee of the Charterer.

                  Section 13. Negotiated Agreement. This Guaranty has been
negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this Guaranty or be used in any respect or forum in the construction or interpretation of this Guaranty or any of its provisions.

                  Section 14. Severability. If any provision of this Guaranty is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Guaranty, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

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                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by its officer thereunto duly authorized on the date first above written.

                                    ARLINGTON TANKERS LTD.

                                    By: /s/ Tara Railton
                                       ---------------------------
                                       Name: Tara Railton
                                       Title: Chief Financial Officer

Accepted and Agreed to this
20th day of October, 2004

STENA BULK AB

By:/s/ Mats Berglund
   --------------------
   Name: Mats Berglund
   Title: Director

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